Exhibit 99.1

          FARO TO AGGRESSIVELY PURSUE OPTIONS FOLLOWING DISTRICT COURT
                               RULING FOR CIMCORE

    LAKE MARY, Fla., July 12 /PRNewswire-FirstCall/ -- FARO Technologies, Inc. (Nasdaq: FARO) today announced that the Federal District Court for the Southern District of California in the action entitled "Cimcore Corporation et al v. FARO Technologies, Inc." (Civil Action No. 03CV2355B) issued an order granting the Plaintiff's Motion for Summary Judgment of Infringement. This order finds that FARO has infringed certain claims (which apply to only minor features of the FARO Arm) of U.S. Patent 5,829,148 ('148 patent) and stems from a patent infringement suit filed November 25, 2003, by Cimcore -- Romer against FARO. In that lawsuit, FARO has claimed that it does not infringe the '148 patent and that the '148 patent is invalid.

    (Logo: http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO )
    The District Court has not yet ruled on FARO's allegation that the '148 patent is invalid. In addition, the U.S. Patent and Trademark Office ("PTO") has granted FARO's request that the '148 patent be reexamined based on what FARO considers to be invalidating prior art. In the event that either the District Court or the PTO rules that the '148 patent is invalid, then there can be no liability by FARO for patent infringement.

    FARO is disappointed in the Court's ruling and continues to believe that certain minor features of its line of CMM arms do not infringe the '148 patent. Simon Raab, FARO's CEO, emphasized that "FARO will continue to vigorously litigate this case with respect to both the invalidity of the '148 patent and, if necessary, file an appropriate appeal to the Federal Circuit."

    This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about our plans, objectives, projections, expectations, assumptions, strategies, or future events. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as "may," "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "will," "should," "could," "projects," "forecast," "target," "goal," and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Other written or oral statements, which constitute forward-looking statements, also may be made by the Company from time to time. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

    A factor that could cause actual results to differ materially from what is expressed or forecasted in forward-looking statements includes, but is not limited to:

    * Our inability to overturn the announced ruling either on appeal or by invalidating the '148 patent

    About FARO:
    FARO Technologies, Inc. (Nasdaq: FARO) and its international subsidiaries design, develop, and market software and portable, computerized measurement devices. The Company's products allow manufacturers to perform three-dimensional inspections of parts and assemblies on the shop floor. This helps eliminate manufacturing errors, and thereby increases productivity and profitability for a variety of industries in FARO's worldwide customer base. Principal products include the FARO Gage and Gage-Plus(TM), Platinum and Titanium model FARO Arms(R), SI and X model FARO Laser Trackers(R) , Laser Scanner LS and a CAM2(R) family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO 9001 certified and Guide 25 approved. Learn more at http://www.faro.com .

SOURCE  FARO Technologies, Inc.
    -0-                             07/12/2005
    /CONTACT: Greg Fraser, EVP, FARO Technologies, Inc., +1-407-333-9911; or Vic Allgeier, The TTC Group, +1-212-227-0997, for FARO Technologies, Inc./
    /First Call Analyst: /
    /FCMN Contact: trowbris@faro.com /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20000522/FLM035LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.faro.com /